Exhibit 99.2

QXO and TopBuild Announce Stockholder Election Results for Merger Consideration

GREENWICH, Conn. and DAYTONA BEACH, Fla. — June 30, 2026 — QXO, Inc. (NYSE: QXO) (“QXO”) and TopBuild Corp. (NYSE: BLD) (“TopBuild”) today announced the results of TopBuild stockholders’ elections regarding the form of merger consideration (the “Merger Consideration”) to be received in connection with QXO’s acquisition of TopBuild (the “Transaction”). As previously disclosed, the deadline for making an election was 5:00 p.m. Eastern Time on June 29, 2026 (the “Election Deadline”).

The parties expect the Transaction to close on or about July 1, 2026, subject to the satisfaction or waiver of customary closing conditions.

Before the Election Deadline, and as described in the election materials and in the parties’ joint proxy statement/prospectus dated May 29, 2026, each eligible TopBuild stockholder could elect to receive, for each share of TopBuild common stock held before the closing of the Transaction, either (i) $505.00 in cash (the “Cash Consideration”) or (ii) 20.200 shares of QXO common stock (the “Stock Consideration”), in each case subject to the election and proration procedures set forth in the merger agreement and the joint proxy statement/prospectus.

TopBuild stockholders who did not make a valid election by the Election Deadline are deemed to have elected to receive the Stock Consideration. TopBuild stockholders who otherwise would have received a fractional share of QXO common stock will receive cash in lieu of that fractional share.

Based on available information as of the Election Deadline, the results of the Merger Consideration election are as follows:

•	TopBuild stockholders of record representing approximately 91.0% of the outstanding shares of TopBuild common stock elected to receive the Cash Consideration. In accordance with the proration procedures in the merger agreement, those shares were converted into the right to receive approximately $249.71 in cash and 10.211 shares of QXO common stock for each share of TopBuild common stock, subject to final calculations by the exchange agent;
•	TopBuild stockholders of record representing approximately 1.4% of the outstanding shares of TopBuild common stock elected to receive the Stock Consideration;
•	TopBuild stockholders of record representing approximately 7.6% of the outstanding shares of TopBuild common stock did not make a valid election or did not deliver a valid election by the Election Deadline and are therefore deemed to have elected to receive the Stock Consideration in accordance with the terms of the merger agreement.

A more detailed description of the Merger Consideration and the allocation and proration procedures applicable to elections is contained in the joint proxy statement/prospectus.

About QXO

QXO, Inc. is the largest publicly traded distributor of roofing, waterproofing, and related products and the second-largest publicly traded distributor of lumber and building materials in North America. QXO is the fastest growing company in the $800 billion building products distribution industry and plans to become the tech-enabled leader by delivering best-in-class customer satisfaction and outsized returns for its shareholders. The company is targeting $50 billion in annual revenue within the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

About TopBuild

TopBuild Corp. is North America’s largest distributor and installer of insulation and related building products. The company provides installation and distribution services across residential, commercial, and industrial end markets, including insulation used in walls, attics, floors, and roofing assemblies; complementary products such as gutters, fireproofing, and mechanical insulation; and specialized roofing systems for large-scale buildings such as airports, stadiums, and warehouses. TopBuild operates more than 450 locations across the United States and Canada. Visit TopBuild.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition, including synergies, and expected future financial position, total addressable market, positions in building product verticals and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition of TopBuild may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and TopBuild’s business relationships with employees, customers, or suppliers, or on operating results or the businesses generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the acquisition agreement for TopBuild, including circumstances that require the payment of a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impacts of legislative, regulatory, economic, competitive or technological changes; (ix) QXO’s ability to finance the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) those risks and uncertainties set forth in QXO’s and TopBuild’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. Neither QXO nor TopBuild undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

QXO Contacts:

Media

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investors

Mark Manduca
mark.manduca@qxo.com
203-321-3889

TopBuild Contacts:

Media

FTI Consulting

Pat Tucker

pat.tucker@fticonsulting.com

Investors

PI Aquino

pi.aquino@topbuild.com

386-763-8801

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